Exhibit 10.7

BJ'S RESTAURANTS, INC.
2024 EQUITY INCENTIVE PLAN
PERFORMANCE STOCK UNIT AWARD CERTIFICATE

THIS IS TO CERTIFY that BJ's Restaurants, Inc., a California corporation (the "COMPANY"), has offered you (the "GRANTEE") the right to receive performance stock units ("PERFORMANCE STOCK UNITS" or "AWARD") promulgated under the Company's 2024 Equity Incentive Plan (the "PLAN") on the terms set forth below.

Name of Grantee:	Address of Grantee:

Total Target Number of Stock Units:

Offer Grant Date:

Measurement Period:

Vesting:

Your total target number of Performance Stock Units will vest and become payable in shares of Common Stock based on the achievement of performance goals established for the Measurement Period by the Compensation Committee of the Board of Directors of the Corporation (the “Committee”). Upon determination by the Committee of the performance goals for the Measurement Period, the goals shall be communicated to you in writing. The actual number of stock units that vest and become payable based on performance during the Measurement Period may range from 0% to more than 100% of the number of Performance Stock Units, as such range may be established by the Committee in its sole discretion.

By your electronic authorization, you and the Company agree to be bound by all of the terms and conditions of the Performance Stock Unit Agreement, which is attached hereto. By executing this Certificate, you hereby irrevocably elect to accept the Performance Stock Units rights granted pursuant to this Certificate and the related Performance Stock Unit Agreement and to receive the Award of Performance Stock Units designated above subject to the terms of this Certificate, the Plan and the Award Agreement.

BJ'S RESTAURANTS, INC.

By:
Name:
Title: